Exhibit 10.4

DIEGO PELLICER WORLDWIDE, INC.

DEFERRED COMPENSATION AGREEMENT

THIS DEFERRED COMPENSATION AGREEMENT (this “Agreement”) is made and entered into as of _______________, 2016, by and between _________________ (the “Executive”) and Diego Pellicer Worldwide, Inc., a Delaware corporation (the “Company”). This Agreement is intended to restructure the Company’s debt owed to the Executive through June 1, 2016, representing accrued salary and fees in the aggregate amount of _________________(the “Debt”), and the Company and the Executive hereto agree as follows:

1. Deferred Compensation. The Executive and the Company agree that the Debt shall be paid to the Executive as follows:

(A) 50% of the Debt, or $__________________, shall be converted into a restricted common stock grant or stock options or common stock purchase warrants (collectively, the “Securities”), at the election of Executive, at the conversion price of $0.30 per share, providing the following options to the Executive:

(i)	Stock Grant of ________ restricted Company common shares ($____________ / $0.30 = __________ shares), or

(ii)	Non-Qualified, 5-Year Stock Option to purchase up to _________ restricted Company Common shares at the exercise price of $.01 per share, or

(iii)	Common Stock Purchase Warrant to purchase up to __________ restricted Company Common shares at the exercise price of $.01 per share.

The Executive shall make his election to choose one of the above forms of Securities’ instruments by written notice to the Company, which election shall be, for all purposes under this Agreement, final and irrevocable by Executive;

(B) 50% of the Debt, or $_______________, shall be converted into an unsecured Company promissory note, with an original principal amount of $______________, accruing interest at the rate of eight (8%) percent, per annum (the “Promissory Note”), and payable upon the earlier date of (i) the second anniversary date of the Promissory Note, (ii) the date all of the current Company investor notes, in the outstanding aggregate outstanding principal and accrued interest amount of approximately $1,480,000, at June 30, 2016, have been paid in full and the Company has achieved gross revenues of at least $3,000,000 over any consecutive 12-month period, with the condition that the Company shall not make any payments to the Executive under the Promissory Note until the Company has paid in full all of the accrued salary and fees of the Company’s independent Director, Steve Norris, in the amount of $100,000;

2. Administration of this Compensation Arrangement. The deferred compensation arrangement set forth under this Agreement shall be administered by the Company. The Company’s duties and authority under this arrangement shall include the good faith (i) interpretation of the provisions of this Agreement, (ii) adoption of any rules and regulations which may become necessary or advisable in the operation of this arrangement, (iii) making of such determinations as may be permitted or required pursuant to this arrangement, and (iv) taking of such other actions as may be required for the proper administration of this arrangement in accordance with its terms. Any decision of the Company with respect to any matter within the authority of the Company shall be final, binding and conclusive upon the Executive, his heirs and permitted assigns, and each person claiming under or through the Executive, and no authorization or ratification by the stockholders or the Executive shall be required. Any action by the Company with respect to any one or more other executives under similar agreements shall not be binding on the Company as to any action to be taken with respect to the Executive. Each determination required or permitted under this Agreement shall be made by the Company in the sole and absolute discretion of the Company.

3. Action by Company. Any action required or permitted by the Company under this Agreement shall be by resolution of the Board or by a duly authorized committee of the Board, or by a person or persons authorized by resolution of the Board or such committee.

4. Amendment. This Agreement may not be canceled, changed, modified, or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or binding unless in a written instrument signed by the Company and the Executive. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

5. No Waiver. The failure at any time either of the Company or the Executive to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or the Executive of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

6. Indemnification and Reimbursement of Payments on Behalf of the Executive. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be entitled to deduct or withhold from any distribution made pursuant to this Agreement such amount or amounts as may be required for purposes of the Company complying with the tax withholding provisions of the Internal Revenue Code of 1986, as amended, or any state tax act for purposes of paying any income, estate, inheritance or other tax (“Taxes”) attributable to any amounts distributable under this Agreement. In the event the Company does not make such deductions or withholdings, the Executive shall indemnify the Company for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

7. Assignment. This Agreement is binding on and for the benefit of the Company and the Executive and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Company or by the Executive without the prior written consent of the other.

8. Interpretation and Severability. In the event any provision of this Agreement, or any portion thereof, is determined by any court of competent jurisdiction to be unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding upon the Company and the Executive with the same effect as though the void provision or portion thereof had never been set forth therein.

9. No Conflict. The Executive represents and warrants that the Executive is not subject to any agreement, order, judgment or decree of any kind which would prevent the Executive from entering into this Agreement.

10. Employment Relationship. To the extent that the contemplated payments to be made to Executive under this Agreement conflicts with, violates, or breaches any term or provision of the Employment Agreement, dated September 16, 2014, by and between the Executive and the Company, the Executive waives and releases the Company from all current and future claims arising out of or in connection with all such conflicts, violations and breaches under Executive’s Employment Agreement, now and forever.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without application of its conflict or choice of law provisions. The Company and the Executive agree that this is not an ERISA plan or part of an ERISA plan.

12. Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Gender and Number. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14. Headings. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning.

IN WITNESS WHEREOF, the Company and the Executive have executed this Deferred Compensation Agreement as of the date first written above.

DIEGO PELLICER WORLDWIDE, INC.

By:
Name:
Its:

EXECUTIVE

Exhibit 10.4

THIS NOTE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

DIEGO PELLICER WORLDWIDE, INC.

UNSECURED PROMISSORY NOTE

$_________________	August 12, 2016

FOR VALUE RECEIVED, Diego Pellicer Worldwide, Inc., a Delaware corporation (the “Company”), promises to pay to __________________, or his registered assigns (“Executive”), in lawful money of the United States of America, the principal sum of __________________________________ dollars and ____ cents ($___________________) (this “Note”) plus interest at the rate of eight percent (8%) of the principal amount hereof per annum, calculated on a daily basis. All payments by the Company under this Note shall be in immediately available funds.

All principal and interest shall be due and payable upon the earlier of (i) the second anniversary date of this Note; (ii) the date all of the current investor notes, in the outstanding aggregate principal and accrued interest amount of approximately $1,480,000, at June 30, 2016, have been paid in full and the Company has achieved gross revenues of at least $3,000,000 over any consecutive 12-month period, and ; (iii) provided further that the Company shall not make any payments to executive under this Note before the Company has paid in full the $100,000 of accrued fees due the Company’s independent member of the board of directors, Steve Norris.

All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

All payments by the Company under this Note shall be applied to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

1.                Unsecured Interest. The Executive acknowledges and agrees that the Company indebtedness represented by this Note is not secured by any assets of the Company.

2.                Events of Default.

This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, “an Event of Default” and collectively, “Events of Default”):

(i)                                the Company fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable; or

(ii)                               the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing; or

(iii)                              an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within 90 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing.

Upon the occurrence of an Event of Default, the Executive shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware.

3.                Miscellaneous.

(a)                              Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery hereof and shall in no way be affected by any investigation made by or on behalf of any party hereto.

(b)                              Successors and Assigns. Subject to the restrictions on transfer described herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors, administrators and transferees of the parties hereto. Nothing herein, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, permitted assigns, heirs, executors and administrators any rights, duties or obligations under or by reason of this Note, except as expressly provided herein.

(c)                              Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles.

(d)                              Interpretation. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(e)                              Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs pre-paid), (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified or registered mail, return receipt requested, postage pre-paid, in each case to the addresses, facsimile numbers and e-mail addresses and marked to the attention of the person (by name or title) designated on the signature page hereto or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.

(f)                              Amendments and Waivers. No provision of this Note may be amended or waived without the written consent of the Company and Executive. No waivers of, or exceptions to, any term, condition or provision hereof, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of, or exception to, any such term, condition or provision.

(g)                              Expenses; Waivers. The Company shall pay all costs and expenses (including attorney’s fees and disbursements) that it incurs and that the Executive incurs with respect to the negotiation, execution and delivery of this Note. The Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred in connection with any act or actions taken to collect or otherwise satisfy the obligations due under this Note. No delay or omission on the part of the Executive in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Executive, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

IN WITNESS WHEREOF, the parties have caused this Unsecured Promissory Note to be duly executed and issued as of the date first written above.

Diego Pellicer Worldwide, Inc.

By:
Name:
Title:

Agreed to and Accepted:

EXECUTIVE: